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                                                                    EXHIBIT 99.1



                          LEASE TERMINATION AGREEMENT


        THIS LEASE TERMINATION AGREEMENT (this "Agreement") is made and entered into as of October 15, 2002, by and between TEACHERS INSURANCE & ANNUITY ASSOCIATION OF AMERICA ("Landlord") and APPLIED MICROSYSTEMS CORPORATION, a Washington corporation ("Tenant").


                                    RECITALS

        A. Landlord and Tenant entered into that certain lease (the "Lease"), dated October 3, 2000, for those certain premises (the "Premises") consisting of approximately 53,159 rentable square feet in Building A, located at 5020 148th Avenue NE, Redmond, Washington 98052, as more particularly described in the Lease.

        B. Landlord and Tenant desire to terminate the Lease pursuant to the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the agreements of the parties set forth in this Agreement and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant agree as follows:

                                    AGREEMENT

        1. Defined Terms. All capitalized terms in this Agreement not otherwise defined in this Agreement, but defined in the Lease, shall have the same meaning in this Agreement as in the Lease.

        2. Termination of Lease. Effective as of 11:59 p.m. on December 31, 2002 (the "Termination Date"), the Lease shall terminate and be of no further force or effect, and neither Landlord nor Tenant shall have any further rights or obligations under the Lease.

        3. Surrender of Possession. On or prior to the Termination Date, Tenant shall vacate and surrender the Premises to Landlord with all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property removed from the Premises. As part of its surrender obligations, Tenant shall be required to make any repairs to the Premises that are necessary to leave the Premises in good condition, normal wear and tear accepted. Tenant shall not be required to remove any improvements or alternations made to the Premises prior to the date of this Agreement.



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        4. Representations and Warranties.

               (a) Landlord represents and warrants to Tenant that Landlord holds the entire interest of the "Landlord" under the Lease and that the person(s) executing this Agreement on behalf of Landlord are authorized to do so and to bind Landlord to this Agreement.

               (b) Tenant represents and warrants to Landlord that Tenant holds the entire interest of the "Tenant" under the Lease and that the person(s) executing this Agreement on behalf of Tenant are authorized to do so and to bind Tenant to this Agreement.

        5. Conditions Precedent for Termination of Lease.

               (a) Completion of Asset Sale. This Agreement is conditioned upon Tenant completing the sale of assets pertaining to its embedded systems development tools business (the "Asset Disposition") on or prior to November 5, 2002, and the receipt of the initial purchase price payment from the Asset Disposition. Tenant currently anticipates that the Asset Disposition may be approved at a shareholder meeting scheduled to be held October 29, 2002, and that the initial purchase price payment would be received immediately following the shareholder approval and transaction close. Tenant shall promptly notify Landlord in writing when the Asset Disposition has closed.

               (b) Board of Directors Approval. This Agreement is conditioned upon Tenant obtaining approval of this Agreement from Tenant's Board of Directors on or prior to October 15, 2002. Tenant shall promptly notify Landlord in writing when Tenant's Board of Directors has approved this Agreement.

               (c) Early Termination Fee. Tenant shall pay Landlord an early termination fee of One Million Forty Eight Thousand Eight Dollars ($1,048,008) (the "Termination Fee"). The Termination Fee shall be paid by (i) Landlord retaining on the Termination Date the Retained Security Deposit in the amount of Forty Eight Thousand Eight Dollars ($48,008), and (ii) Tenant paying to Landlord on or prior to November 5, 2002 an additional One Million Dollars ($1,000,000) (the "Cash Payment"). The Termination Fee shall constitute consideration for Landlord's agreement to terminate the Lease in accordance with this Agreement and satisfaction of all of Tenant's obligations under the Lease.

               (d) Return of Letter of Credit. Concurrently with Landlord receiving the Cash Payment, Landlord shall immediately return the Letter of Credit in the amount of Three Hundred Twenty Five Thousand Dollars ($325,000) to Tenant.



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        6. Prorations. All payments to be made by Tenant pursuant to the Lease shall be prorated as of November 30, 2002, including, but not limited to, the Base Monthly Rent and the Expenses. If Tenant fulfills its obligations under this Agreement, Landlord shall forgive Tenant's payment of Base Monthly Rent and Expenses for the period from December 1, 2002 until the Termination Date. Notwithstanding the foregoing to the contrary, if Tenant does not surrender the Premises to Landlord in accordance with Paragraph 3 hereof on or prior to the Termination Date, then Tenant shall be obligated to pay Landlord Base Monthly Rent and Expenses for the period from December 1, 2002 until Tenant has surrendered the Premises to Landlord in accordance with Paragraph 3 hereof.

        7. Release of Claims. Conditioned on the performance by the parties of the provisions of this Agreement, on the Termination Date, Landlord and Tenant, on their own behalf and on behalf of their respective officers, directors, employees, agents and representatives, hereby release, waive and forever discharge each other and their respective officers, directors, employees, agents, and representatives, of and from any and all claims of any kind whatsoever, known or unknown, whether asserted or which could be asserted, against each other in connection with or arising out of this Lease except for the obligations contained herein.

        8. Right to Conduct Auction. Prior to the Termination Date, Tenant shall be permitted to conduct an auction in the Premises in order to sell some of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property located within the Premises. Tenant shall coordinate the date and time of the auction with Landlord in order to minimize its interference with any other tenants of the Project.

        9. Additional Documents. Landlord and Tenant agree to execute and deliver such other documents as may be necessary or appropriate to effectuate the provisions of this Agreement.

        10. Notices. All notices shall be provided in accordance with Paragraph 24 of the Lease.

        11. Attorneys' Fees. In any dispute or legal proceeding between Landlord and Tenant relating to the Premises, including the enforcement and construction of this Agreement, the prevailing party therein shall be entitled to receive its reasonable attorneys' fees and court costs from the other party.

        12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed one and the same instrument.



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        IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be executed as of the day and year first above written.

"LANDLORD"                                   "TENANT"

TEACHERS INSURANCE & ANNUITY                 APPLIED MICROSYSTEMS
ASSOCIATION OF AMERICA                       CORPORATION, a Washington
                                             corporation


By (type or print name):                     By (type or print name):
James P. Garofalo                            Stephen J. Verleye
-----------------------------------          -----------------------------------

Its:    Assistant Secretary                  Its:   President and CEO
    -------------------------------              -------------------------------

Signature: /s/ James P. Garofalo             Signature: /s/ Stephen J. Verleye
           ------------------------                     ------------------------



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